Exhibit 10.54

Amendment of Maturity Date

La Rosa Realty and ELP Global PLLC

In reference to the note in the amount of $40,000 Issued July 15th, 2021 and amended March 10, 2022 with a maturity date of April 30, 2022 The Parties, La Rosa Realty and ELP Global PLLC hereby agree to amend the maturity date to June 30, 2022.

All other terms of the note as amended apply.

/s/ Joseph La Rosa	/s/ Carlos Bonilla, Esq

Joseph La Rosa, CEO	Carlos Bonilla, Esq
La Rosa Realty, LLC	ELP Global PLLC